EXHIBIT 23.1

MOEN & COMPANY
PO Box 10129
1400-701 West Georgia Street
Vancouver, B.C. V7Y 1C6
Phone (604) 662-8899
Fax (604) 662-8809

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Maverick Minerals Corporation
Saskatoon, Saskatchewan, Canada

We consent to the use of our audit report dated February 19, 2002, on the financial statements of Maverick Minerals Corporation as of December 31, 2001, for the filing with and attachment to the Form S-8.

/s/ Moen & Company
Moen & Company
Chartered Accountants

Vancouver, British Columbia, Canada
September 11, 2002